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                                                                    EXHIBIT 10.3

                               SEVERANCE AGREEMENT


         This Severance Agreement (this "Agreement"), dated as of April 16, 1999, is among Gerald Martin Harrison of Kent, England, an individual (hereinafter sometimes referred to as "Harrison"), and Eagle Geophysical, Inc., a Delaware corporation (hereinafter sometimes referred to as the "Company") and Exploration Holdings Limited, a company organized under the laws of the United Kingdom (hereinafter sometimes referred to as "EHL"):

         WHEREAS, Harrison entered into an Employment Agreement with EHL which was amended on July 3, 1996, August 11, 1997 and April 1, 1998 (hereinafter referred to collectively as the "Employment Agreement");

         WHEREAS, all capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement;

         WHEREAS, the Company indirectly owns all of the issued and outstanding shares of EHL;

         WHEREAS, in addition to his duties and obligations under the Employment Agreement, Harrison has served as a member of the Board of Directors and Executive Vice President of the Company since prior to its initial public offering of Company stock in August 1997; and

         WHEREAS, the parties hereto desire that the employment of Harrison under the Employment Agreement be terminated and that Harrison confirm his resignation as an officer and director of the Company and its subsidiaries, including EHL, on the terms set forth herein.

         NOW, THEREFORE, the parties hereto, in consideration of the mutual agreements and covenants set forth in this Agreement, hereby agree as follows:

         1. TERMINATION OF EMPLOYMENT AGREEMENT. Harrison and EHL hereby terminate the Employment Agreement as of the date hereof and this Agreement supercedes in all respects the terms of the Employment Agreement. Except as otherwise provided herein, all provisions of the Employment Agreement, including those which by their terms survive the termination of the Employment Agreement, are hereby terminated in all respects. From and after the date hereof, Harrison shall cease to be an employee, officer and director of the Company and any affiliate and subsidiary of the Company including but not limited to EHL, Horizon Exploration Limited, a company organized under the law of the United Kingdom and Energy Research International, a company organized under the laws of the Cayman Islands (hereinafter sometimes referred to collectively as the "Company and its Subsidiaries").

         2. SEVERANCE PAYMENTS. EHL shall pay Harrison a lump sum of (pound)100,000 on or before May 24, 1999 (the "Severance Payment"), less any applicable withholding taxes, by EHL check to be mailed to him at the address set forth herein. In consideration of the agreement of EHL to make the Severance Payment, Harrison hereby agrees to the termination of the Employment Agreement as provided herein.



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         3. STOCK OPTIONS. Prior to April 30, 1999, the agreement between
Harrison and the Company with respect to the stock options to purchase 75,000 shares of common stock of Company previously granted to Harrison shall be amended as follows:

                  (a) the options to purchase 25,000 shares which vested on August 11, 1998 shall continue to be exercisable despite the termination of Harrison's employment, subject to Harrison complying with the terms of this Agreement;

                  (b) the options to purchase 25,000 shares that were to vest on August 11, 1999, subject to Harrison's continued employment, will vest on such date despite the termination of Harrison's employment, subject to Harrison complying with the terms of this Agreement; and

                  (c) the remaining options to purchase 25,000 shares that were to vest on August 11, 2000 shall not vest, and shall therefore be canceled.

Such options will be exercisable at any time within the period from and after their vesting and on or before 5:00 p.m., Houston time, on December 31, 2000.

         4. FULL COMPENSATION. Harrison acknowledges that as of the date of this Agreement, he has received, in full, all amounts of compensation, reimbursements, vacations, holidays, leaves of absence, allowances, and other monies, payments, properties and benefits of any kind or nature to which he is or might have been entitled to receive from EHL by virtue of his employment with EHL (hereby waiving any accrued vacation not previously taken), and that the only amount remaining to be paid to Harrison with respect to his employment by EHL, is as set forth in Section 2 hereof.

         5.       RELEASE OF CLAIMS.

                  (a) In consideration of the agreements of EHL and the Company as stated in this Agreement, Harrison hereby agrees to execute this Agreement and knowingly and voluntarily releases and waives any and all of his rights and claims, if any, on behalf of himself, his heirs, executors, administrators, successors and assigns and further agrees not to institute any action against EHL and the Company or any director, officer, employee, affiliate, or agent of EHL and the Company, existing or arising or which may exist or arise under (i) any offer of employment letter, oral understandings, employee manual or handbook, written employment agreement or contractual arrangement; (ii) the Employee Retirement Income Security Act of 1974, as amended, 28 U.S.C. Sections 1001-1461 (1982); (iii) any federal, state or local employment opportunity laws, ordinances, orders or regulations, including but not limited to Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e et seq., as amended, the Texas Commission on Human Rights Act, Chapter 21 Tex. Lab. Code; (iv) any claims for slander, libel, or defamation; (v) any rights, claims, or causes of action for costs, damages, compensatory damages, liquidated damages, exemplary damages, punitive damages, injunctive relief, front pay, back pay, reinstatement, attorneys' fees, unpaid wages, unpaid vacation, bonuses, salary, or expenses, severance pay, bonuses, salary, or expenses, including the Texas Pay Day Act; as well as (vi) any claims of wrongful discharge or




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         constructive discharge; (vii) any claims in tort or contract for separation from employment; (viii) any claims for breach of contract relating to his employment by EHL and the Company (other than a breach of the terms of this Agreement) under any state laws or decisions; (ix) any claims or causes of action for assault, assault and battery; (x) any claims for infliction of emotional distress, including mental pain and suffering, whether statutory or tortious, for him, his heirs, executors, legal administrators, successors or assigns, during or by reason of his employment or termination thereof with EHL; and (xi) any and all similar provisions which are applicable under the laws of the United Kingdom; provided, however, that Harrison does not release any claim he may have against EHL or the Company for any actual damages (other than damages for emotional distress, including mental pain and suffering) arising from a breach by EHL or the Company of any provision of this Agreement.

                  (b) The Company, on behalf of itself and its subsidiaries, affiliates, officers, directors, shareholders, agents, representatives, successors and assigns, hereby releases and waives any and all of its and their rights and claims, if any, and further agrees not to institute any action against Harrison or his heirs, executors, administrators, successors and assigns, for any breach of the terms of the Employment Agreement (other than this Agreement).

         6. PERSONAL PROPERTY. Except as the parties may otherwise agree, Harrison shall, prior to April 30, 1999, remove all of his personal effects and personal belongings from the premises of the Company's offices located in the United Kingdom, United States of America or elsewhere (hereinafter referred to collectively as the "Company Offices"). Harrison shall promptly effect a change of his mailing address from the Company Offices to another mailing address for purposes of all personal correspondence and deliveries. Harrison agrees and consents that all business correspondence and deliveries addressed to him in care of or at the Company Offices and relating to the business of the Company and its Subsidiaries may be opened by the Company or, if forwarded to Harrison, shall be promptly returned by Harrison to the Company. Harrison agrees that he will not remove any written correspondence, memos, reports, manuals, policies, decisions, data, computer programs and information, or any similar materials which were prepared either by him or by others that relate to the business of the Company, and any such material currently in Harrison's possession will be returned immediately to the Company.

         7. RESIGNATION AS OFFICER AND DIRECTOR. Harrison hereby confirms his resignation as an officer and director of the Company and its Subsidiaries effective as of April 16, 1999.

         8. CONTINUED RELATIONS.

                  (a) Harrison agrees not to serve as an expert witness in any lawsuit or legal proceeding against the Company, its assigns, successors, agents, trustees, directors, officers, general partners, limited partners, subsidiaries, affiliates, or employees and shall not take any action which the Company might reasonably consider destructive or damaging in any way to the goodwill and best interests of the Company, its employees, officers, directors, agents, general partners, limited partner, subsidiaries or affiliates, except in either case in connection with legal proceedings in which Harrison or his successors or assigns are adverse to the


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         Company, its assigns, successors, agents, trustees, directors, officers, general partners, limited partners, subsidiaries, affiliates, or employees.

                  (b) Harrison and the Company shall not take any actions which shall be destructive or damaging in any way to the goodwill or best interests of the other.

         9. PRIOR RIGHTS AND OBLIGATIONS. Except as otherwise provided herein, this Agreement extinguishes all pre-existing rights which Harrison has or may have, relating to his employment with the Company and its Subsidiaries.

         10. PROPRIETARY AND CONFIDENTIAL INFORMATION. Harrison agrees and acknowledges that the Company and its Subsidiaries developed, and own "Proprietary and Confidential Information" which constitutes valuable and unique property including, without limitation, concepts, ideas, plans, strategies, analyses, surveys, and proprietary information which relates to the past, present or anticipated business of the Company and its Subsidiaries. Except as may be required by law, Harrison agrees that he will not at any time disclose to others, permit to be disclosed, use, permit to be used, copy, or permit to be copied, any such Proprietary and Confidential Information (whether or not developed by him) without the Company's prior written consent. Except as may be required by law, Harrison further agrees to maintain in confidence any Proprietary and Confidential Information of the Company and its Subsidiaries received by him. Proprietary and Confidential Information shall not include (i) information which becomes generally known through no fault of Harrison, (ii) information required to be disclosed by any court or governmental authority,
(iii) information received by Harrison in good faith from a third party who Harrison reasonably believed, after due inquiry, did not acquire such information on a confidential basis, either directly or indirectly, from the Company or any of its affiliates, and (iv) information that Harrison can demonstrate was within his legitimate possession prior to the commencement of any relationship between Harrison and the Company and its Subsidiaries and their predecessors.

         11. AGREEMENT NOT TO COMPETE. Harrison acknowledges that (i) the Company and its Subsidiaries are currently engaged in the business of owning, managing and operating seismic data acquisition equipment and hiring and managing crews to operate such equipment, which equipment and crews are contracted or hired for the purpose of performing geological surveys onshore and offshore (the "Company Business"); (ii) his employment with the Company has given him, access to trade secrets of and confidential information concerning the Company and its Subsidiaries; and (iii) the agreements and covenants contained in this Section 11 are essential to protect the business and goodwill of the Company and its Subsidiaries.

                  (a) In consideration for EHL's agreement to make the Severance Payment to Harrison, as well as the Company's other agreements herein, Harrison agrees that he shall not during the Restricted Period (as hereinafter defined) within a one hundred (100) mile radius of the Company Offices, including, without limitation, the locations of any field offices, directly or indirectly (i) engage or participate in the Company Business; or (ii) enter the employ of, or render any other services to, any person engaged in the Company Business except as permitted hereunder. In addition, during the Restricted Period (as hereinafter defined) Harrison agrees that he shall not become interested in any person engaged in the Company Business in any capacity, including, without limitation, as an individual, partner,




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         shareholder, lender, officer, director, principal, agent or trustee except as permitted hereunder; provided, however, that Harrison may own, directly or indirectly, solely as an investment, securities of any person traded on any national securities exchange or listed on the National Association of Securities Dealers Automated Quotation System if Harrison is not a controlling person of, or a member of a group which controls, such person and Harrison does not, directly or indirectly, own 5% or more of any class of equity securities, or securities convertible into or exercisable or exchangeable for 5% or more of any class of equity securities, of such person. As used herein, the "Restricted Period" shall mean the period commencing on the date hereof and terminating on May 24, 1999.

                  (b) As an independent covenant, Harrison also agrees to refrain during the Restricted Period, without written permission from the Company, from diverting, taking, soliciting and/or accepting on his own behalf or on the behalf of another person, firm, or company, the business of any past or present customer of the Company, its divisions, subsidiaries and/or other affiliated entities, or any identified prospective or potential customer of the Company, its divisions, subsidiaries and/or affiliated entities, whose identity became or becomes known to Harrison through his employment by the Company.

                  (c) As an independent covenant, Harrison agrees to refrain for a period of twelve months after the date of this Agreement from inducing or attempting to influence any employee of the Company, its divisions, subsidiaries and/or affiliated entities to terminate his employment with the Company, its divisions, subsidiaries and/or affiliated entities.

         12. COOPERATION. Harrison shall cooperate with the Company to the extent reasonably required in all matters relating to the transfer of his pending work on behalf of the Company and its Subsidiaries and the orderly transfer of any such pending work as designated by the Company. Harrison shall take such further action and execute documents as may be reasonably necessary or appropriate in order to carry out the provisions and purposes of this Section. Harrison shall not be obligated to incur any costs or expenses in connection with the cooperation required hereby.

         13. NON-ADMISSION OF LIABILITY.

                  (a) The payment of the consideration by the Company and EHL above is not to be taken or understood as an admission of liability by the Company or any person or entity released herein.

                  (b) Nothing in this Agreement shall be taken or understood as an admission of liability by Harrison of any wrongdoing.

         14. INDEMNIFICATION.

                  (a) As a part of the consideration for the payment of the above sum, Harrison for himself, his heirs, executors, administrators and assigns, releases and agrees to indemnify and hold harmless the Company and all persons released above from and against all claims, including attorneys' fees and costs of defending any such claims, and causes of action of any




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         nature, without limitation, which may be asserted by any person, firm, or entity claiming by, through, or under him for any relief claimed to be due him and released by this Agreement.

                  (b) The Company, on behalf of itself and its subsidiaries, affiliates, officers, directors, shareholders, agents,
         representatives, successors and assigns, releases and agrees   to
         indemnify and hold harmless Harrison and his heirs, executors, administrators and assigns from and against all claims, including attorneys' fees and costs of defending any such claims, and causes of action of any nature, without limitation, which may be asserted by any person, firm, or entity claiming by, through, or under it for any relief claimed to be due it and released by this Agreement.

         15. EXPLANATION TO THIRD PARTIES; CONFIDENTIALITY OF AGREEMENT. The parties hereto agree that they shall describe, as necessary in the conduct of their business, the termination of the relationship between Harrison and the Company and its Subsidiaries. The parties agree that, hereafter, any facts, events, or incidents occurring during Harrison's employment and the terms, amounts, or other incidents related to this Agreement and any documents, papers, and writing related to it, as well as the fact of settlement, shall remain confidential and shall not be disclosed by them to any third parties, except to professional advisors, accountants, legal counsel, or as is necessary to carry out any obligations under this Agreement or to enforce its rights under this Agreement, and as may be required by any federal or state agency or court. In the event of any disclosure to any authorized person, the parties shall instruct such individuals of the provisions of this Section. In the event of necessary disclosure by Harrison to such agency or court (except tax filings), Harrison shall promptly notify the Company of such necessity, prior to any disclosure.

         16. WAIVER OF REEMPLOYMENT. Harrison further agrees that he will not apply for employment or reemployment with the Company.

         17. UNDERSTANDING OF WAIVER. Harrison agrees that prior to the execution of the Agreement, he has had a reasonable period of time within which to consider this Agreement; and he understands the terms and conditions of this Agreement and agrees to abide by this document and knowingly and voluntarily executes it without hidden reservations.

         18. NON-ASSIGNMENT. Harrison affirms that he has not assigned, pledged, sold, transferred, or otherwise conveyed any right, claim, or interest that he has or may have in any matters released herein.

         19. TAX RELATED INDEMNIFICATION. In the event any federal, state, or local taxing authority challenges any tax treatment of any payments described in this Agreement, Harrison shall give notice to the Company as soon as is practicable, and provide the Company with a copy of any written indication from any local, state, or federal agency that the tax consequences of this Agreement are being challenged. Further, in the event Harrison fails to make adequate provision for federal income taxes with respect to any amounts due to him hereunder by the payment of estimated quarterly federal income tax payments, Harrison shall indemnify and hold harmless the Company for any taxes, penalties and interest that may be assessed against the Company attributable to amounts received by Harrison required under law. Notwithstanding anything to the contrary




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contained in this Section, however, neither the Company nor Harrison shall be obligated to defend the tax audit of the other by the Internal Revenue Service or any other taxing authority.

         20. WAIVER. The failure at any time of either party to this Agreement to require performance by the other party of any provision of this Agreement shall in no way affect the right to require full performance at any time thereafter, nor shall the waiver by either party of a breach of or default under any provision of this Agreement be taken or held to be or operate as a waiver of any succeeding breach or default, whether similar to or different from the breach or default waived, or as a waiver of the provision itself. No provision of this Agreement, or breach of or default under any provision of this Agreement, may be waived except in a writing signed by the party charged with such waiver.

         21. NOTICE. Any and all notices and other communications required or permitted to be given under this Agreement shall be given in writing and shall be sent by (i) United States mail, postage prepaid, registered or certified mail, return receipt requested, or (ii) personal delivery, or (iii) expedited delivery service with proof of delivery, or (iv) prepaid telegram or fax (provided that such telegram or fax is confirmed by expedited delivery service or by mail in the manner previously described), addressed as follows:

         When being sent to EHL:

                  Exploration Holdings Limited
                  1 Suffolk Way
                  SevenOaks
                  Kent TN13 1YL
                  England
                  Facsimile: 011-44-1732-742-746

         When being sent to the Company:

                  Eagle Geophysical, Inc.
                  2603 Augusta, Suite 1400
                  Houston, Texas 77057
                  Facsimile (713) 243-6294

         When being sent to Harrison:

                  Gerald Harrison
                  Gorsey Down Farm
                  Ricketts Hill Road
                  Tatsfield, Kent TN 16 2NB
                  Facsimile: 011-44-1959-571-928

         Change of any such address shall be valid if and when notice of such change is given to the other party in accordance with this Agreement. Any such notice or other communication shall be deemed to have been given (i) at the time of personal delivery in the case of delivery service, (ii) as of the date of first attempted delivery at the address and in the manner provided herein in the case of mail, or (iii) upon receipt in the case of telegram or fax.

         22. MERGER. This Agreement supersedes, replaces and merges all previous agreements and discussions relating to the same or similar subject matters between Harrison and the Company and, along with the Stock Options and the Stock Option Plan, constitutes the entire agreement between the parties with respect to be the subject matter of this Agreement. This

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Agreement may not be changed or terminated orally, and no change, termination or waiver of this Agreement or of any of the provisions herein contained shall be binding unless made in writing and signed by all parties.

         23. NO DEROGATORY COMMENTS. Harrison and the Company shall refrain from making public or private comments relating to each other which are derogatory or which may tend to injure Harrison or the Company or the employees, officers, directors, agents or affiliates, of the Company in its or their business, public or private affairs, except in connection with legal proceedings in which Harrison or his successors or assigns are adverse to the Company, its assigns, successors, agents, trustees, directors, officers, general partners, limited partners, subsidiaries, affiliates, or employees.

         24. EXPENSES. Each of the parties hereto shall pay the fees and expenses incurred by it in connection with the negotiation, preparation, execution and performance of this Agreement, including, without limitation, attorneys' fees.

         25. APPLICABLE LAW. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of Texas.

         26. RESOLUTION OF CLAIMS AND DISPUTES. Any claim, controversy or dispute between the parties arising under, out of or relating to this Agreement, or the breach thereof, shall be determined by a civil action in the District Court of Harris County, Texas, or other court of competent jurisdiction located in Harris County, Texas.

         27. BINDING AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Company and EHL and their successors and assigns and Harrison, his heirs, executors, administrators, personal representatives, successors and assigns. Each of the agreements, covenants, representations, warranties, consents, acknowledgments, receipts, releases, and waivers by the parties contained in this Agreement constitutes a material inducement for the parties to enter into and to perform this Agreement, and both parties would not enter into this Agreement but for all of such inducements by the other.

         28. CAPTIONS AND HEADINGS. The captions, headings and titles to the Sections of this Agreement are not a part of this Agreement and shall have no effect upon the construction or interpretation of any part of this Agreement.

         29. EXECUTION OF THIS AGREEMENT; ORIGINAL COUNTERPARTS. The Company, EHL and Harrison shall execute and deliver three (3) original counterparts of this Agreement simultaneously with the execution and delivery of this Agreement. Each party may




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retain one (1) such executed original counterparts. Each such executed counterpart of this Agreement shall be deemed an original document, and all such executed counterparts shall together constitute only one (1) and a single agreement between the parties.

         IN WITNESS HEREOF, the parties hereto have executed this Agreement in multiple counterparts, effective as of the date above written.





                                            /s/ Gerald M. Harrison
                                            ----------------------------------
                                            GERALD M. HARRISON


                                            EAGLE GEOPHYSICAL, INC.


                                            BY:/s/ Jay N. Silverman
                                               -------------------------------
                                               Jay N. Silverman, President


                                            EXPLORATION HOLDINGS LIMITED


                                            BY:/s/ George Purdie
                                               -------------------------------
                                               George Purdie, Director





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